Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of iSun, Inc. (formerly The Peck Company Holdings, Inc.) on Form S-3 (File Nos. 333-233107, 333-233931 333-249429 and 333-251154) and Form S-8 (File No. 333-249714) of our report dated March 15, 2021 with respect to our audits of the consolidated financial statements of iSun, Inc. (formerly The Peck Company Holdings, Inc.) as of December 31, 2020 and 2019 and for the two years in the period ended December 31, 2020, which report is included in this Annual Report on Form 10-K of iSun, Inc. (formerly The Peck Company Holdings, Inc.) for the year ended December 31, 2020.

/s/ Marcum llp

Marcum llp
New York, NY
March 15, 2021

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSUN, INC.

By:	/s/ Jeffrey Peck
Jeffrey Peck
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ John Sullivan
John Sullivan
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: March 15, 2021

POWER OF ATTORNEY

The undersigned directors and officers of iSun, Inc., hereby constitute and appoint Jeffrey Peck and John Sullivan, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and on behalf in the capacities indicated below, this annual report on Form 10-K and any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and hereby ratify and confirm all that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in such capacities and on the dates indicated.

By:	/s/ Jeffrey Peck
Jeffrey Peck
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

By:	/s/ John Sullivan
John Sullivan
Chief Financial Officer
(Principal Financial and Accounting Officer)

By:	/s/ Fredrick Myrick
Fredrick Myrick
Executive Vice President and Director

By:	/s/ Stewart Martin
Stewart Martin
Director

By:	/s/ Daniel Dus
Daniel Dus
Director

By:	/s/ Claudia Meer
Claudia Meer
Director

Dated: March 15, 2021